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WESTWATER RESOURCES, INC.

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News Release

Westwater Resources Announces Postponement of Annual Meeting

Annual Meeting of Stockholders Rescheduled for Thursday, April 18, 2019

CENTENNIAL, Colo., April 2, 2019 – Westwater Resources, Inc. (“Westwater,” or the “Company”) (Nasdaq: WWR), an energy materials development company, today announced that its Annual Meeting of Stockholders scheduled for April 2, 2019 has been postponed.

The rescheduled Annual Meeting will be held at 9:00 a.m. local time on Thursday, April 18, 2019, at Westwater’s corporate headquarters at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, to allow additional time for Westwater stockholders to vote on the proposal to approve a reverse stock split, as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”). At the time the Annual Meeting was postponed, the proposal to approve the reverse stock split had received the support of approximately 60.4% of the shares voted, but only 39.2% of the issued and outstanding shares of Westwater common stock. The affirmative vote of over 50% of the issued and outstanding shares of Westwater common stock is required for the approval of the reverse stock split proposal.

During the period of the postponement, Westwater will continue to solicit proxies from its stockholders with respect to the proposals set forth in the proxy statement. Only stockholders of record on the record date of February 19, 2019 are entitled to and are being requested to vote. If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder.

The Company encourages all stockholders who have not yet voted to do so before April 18, 2019 at 1:00 a.m. Mountain time.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About Westwater Resources

WWR is focused on developing energy-related materials.  The Company’s battery-materials projects include the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Mine located across over 41,000 acres (~17,000 hectares) in east-central Alabama.  In addition, the Company maintains lithium mineral properties in three prospective lithium brine basins in Nevada and Utah. Westwater’s uranium projects are located in Texas and New Mexico.  In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (~4,400 hectares) of prospective in-situ recovery uranium projects.  In New Mexico, the Company controls mineral rights encompassing approximately 188,700 acres (~76,000 hectares) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world.  Incorporated in 1977 as Uranium Resources, Inc., Westwater also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the western United States.  For more information please visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to statements relating to the closing of the transaction with URC, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the availability of capital to the Company and the Company’s ability to continue as a going concern; (b) the availability of the Company to continue to satisfy the listing requirements of the Nasdaq Capital Market; (c) spot price and long-term contract prices of graphite, lithium, vanadium and uranium; (d) the ability of the Company to enter into and successfully close acquisitions, dispositions or other material transactions; (e) government regulation of the mining industry and the nuclear power industry in the United States; (f) operating conditions at the Company’s projects; (g) the world-wide supply and demand of graphite, vanadium, lithium and uranium; (h) weather conditions; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter; (j) the results of the Company’s exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration result; (k) any graphite, vanadium, lithium or uranium discoveries not being in high enough concentration to make it economic to extract the metals; (l) currently pending or new litigation or arbitration; (m) the Company’s ability to maintain and timely receive mining and other permits from regulatory agencies; (n) the Company’s ability to secure the necessary vote from stockholders at the annual meeting rescheduled for April 18, 2019; and (o) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release. The results of the initial optimization study are preliminary in nature and subject to revision following WWR’s further analysis of the Coosa Graphite Project.

Westwater Resources Contact:	Investor Relations Contact:
Christopher M. Jones, President & CEO	Michael Porter
Phone: 303.531.0480	Porter, LeVay and Rose
Jeff Vigil, VP Finance & CFO	Phone: 212.564.4700
Phone: 303.531.0481
Email: Info@WestwaterResources.net	Email: Westwater@plrinvest.com